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                         CERTIFICATE OF INCORPORATION

                                       OF

                             UNIFUND AMERICA, INC.



Filed by:
                                    Alan Scott, Esq.
                                    300 East 42nd Street
                                    New York, NY 10017

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                          CERTIFICATE OF INCORPORATION

                             UNIFUND AMERICA, INC.


     Under Section 402 of the Business Corporation Law.

     The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST:    The name of the corporation is Unifund America, Inc.
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     SECOND:  The purposes for which the corporation is formed are:
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     To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To engage in the business of buying, selling and otherwise dealing in or with, in any manner whatsoever, as broker, agent or principal, and on commission or otherwise, options and all other manner of contracts respecting the purchase, sale or other disposition of shares, bonds, notes, mortgages, debentures and other securities or any interest therein.

     To acquire in any manner, purchase and invest in, for cash or on margin, or otherwise, receive, hold, own, assign, transfer, sell or otherwise dispose of, create liens upon or otherwise deal and trade in real estate, mortgages, shares, bonds, notes, debentures and other securities, and other personal, real and mixed property of any and all kinds, for itself or for others. To carry on any transaction, operation, undertaking or business which may be undertaken or carried on by stock brokers and agents other than fiscal or transfer agents, and to develop, improve and extend the property and business interests of its principles by any lawful means whatever.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of such property, to receive, collect and
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dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or part of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be limitation of similar, other or additional powers, rights, and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.

     THIRD:  The office of the corporation is to be located in the County of New
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York, State of New York.

     FOURTH:  The aggregate number of shares which the corporation shall have
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the authority to issue is Two Hundred (200), all of which shall be without par value.

     FIFTH:    The Secretary of State is designated as the agent of the
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corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

                                    c/o Alan Scott, Esq.
                                    300 East 42nd Street
                                    Ninth Floor
                                    New York, New York 10017

     SIXTH:  The personal liability of directors to the corporation or its
     ------
shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law

     IN WITNESS WHEREOF, this certificate has been subscribed to this 1st day of September, 1992 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

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                                    /s/ Gerald Weinberg
                                    -------------------
                                    GERALD WEINBERG
                                    90 Street Street
                                    Albany, New York